UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009 (September 29, 2009)

FIRST PHYSICIANS CAPITAL GROUP, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-30326	77-0557617
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 North Camden Drive, #810 Beverly Hills, CA	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 860-2501

Tri-Isthmus Group, Inc.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 29, 2009, the holders of a majority of our outstanding common stock approved, and we filed with the Secretary of State of the State of Delaware, a Certificate of Amendment to our Certificate of Incorporation, which made effective a change of our name from Tri-Isthmus Group, Inc. to First Physicians Capital Group, Inc. The name change had been previously approved by our Board of Directors on July 27, 2009.

On October 1, 2009, we issued a press release with respect to the change of our name and other matters. The Certificate of Amendment and the press release are annexed as Exhibits 3.1 and 99.1, respectively. Exhibit 3.1 is hereby incorporated herein and made a part hereof. Exhibit 99.1 is being furnished pursuant to Regulation FD and is incorporated by reference.

Item 7.01: Regulation FD Disclosure

On October 1, 2009, we issued a press release with respect to the change of our name and other matters. A copy of the October 1, 2009 press release, attached hereto as Exhibit 99.1, is being furnished pursuant to Regulation FD and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation, dated and filed September 29, 2009
99.1	Press Release dated October 1, 2009

EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment to Certificate of Incorporation, dated and filed September 29, 2009
99.1	Press Release dated October 1, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PHYSICIANS CAPITAL GROUP, INC.

Date: October 1, 2009	By:	/s/ Donald C. Parkerson

Donald C. Parkerson
Chief Financial Officer